Exhibit 99.2

SPAR GROUP, INC.

NOTICE OF ADJOURNMENT AND CHANGE OF LOCATION OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On April 30, 2020

To the Stockholders of SPAR Group, Inc.:

Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our partners and stockholders, NOTICE IS HEREBY GIVEN that, (1) the location of the Special Meeting of Stockholders (the “Special Meeting”) of SPAR Group, Inc. (the “Company” or “SGRP”) has been changed such that the Special Meeting will now be held virtually and (2) SGRP’s Board of Directors (the “Board”) has elected to adjourn the Special Meeting until April 30, 2020 or such later date as determined by the Board and disclosed in future public filings of SGRP with the Securities and Exchange Commission (the “SEC”).

As described in the proxy materials for the Special Meeting previously distributed, you are entitled to participate in the Special Meeting if you were a stockholder of record as of the close of business on February 24, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. To be admitted to the Special Meeting at www.meetingcenter.io/225911046, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. You may vote during the Special Meeting by following the instructions available on the meeting website during the Special Meeting. Whether or not you plan to attend the Special Meeting, we urge you to vote and submit your proxy in advance of the Special Meeting by one of the methods described in the proxy materials for the Special Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location or to reflect the removal of the matters that will no longer be submitted for a vote by the Company’s stockholders (see below) and may continue to be used to vote your shares in connection with the Special Meeting.

At the request of Robert G Brown on behalf of the stockholders who requested the Special Meeting, the following proposals set forth in the Company’s proxy materials filed with the SEC on April 3, 2020, will no longer be submitted for a vote by the Company’s stockholders at the Special Meeting:

1. To consider and vote on the stockholder proposal to remove Arthur B. Drogue, currently one of five independent directors and Chairman of SGRP, from the Board, without cause, effective immediately;

2. To consider and vote on the stockholder proposal to remove R. Eric McCarthey, currently one of five independent directors of SGRP and Chairman of its Governance Committee (as of 3-1-2020), from the Board, without cause, effective immediately; and

3. To consider and approve the stockholder proposed Amendment No. 1 to SGRP's current By-Laws to reduce the previously agreed upon period of time during which the Board may exclusively fill any vacancies on the Board from 90 days to 30 days.

Accordingly, any votes cast for or against the above-referenced proposals at the Special Meeting will not be counted. Proposals 4, 5, 6 and 7 as set forth in the Company’s Proxy Statement/Information Statement filed with the SEC on April 3, 2020 will be voted on by the Company’s stockholders at the Special Meeting.

By Order of the Board of Directors,

/s/James R. Segreto
James R. Segreto
Secretary, Treasurer and Chief Financial Officer

April 16, 2020
White Plains, New York

The Special Meeting on April 30, 2020 at 12:00 p.m. Eastern Daylight Saving Time is available at www.meetingcenter.io/225911046. The proxy statement /information statement and Annual Report are available on our Investor Relations website at https://investors.sparinc.com/sec-filings.

Important Notice Regarding the Availability of
Proxy Materials for the Special Meeting of Stockholders
to be held on April 30, 2020

Our Proxy Statement/Information Statement and Annual Report on Form 10-K
for the fiscal year ended
December 31, 2019 are available online at:
https://investors.sparinc.com/sec-filings

Additional Information about the Virtual Special Meeting

This Supplement to the Proxy Statement/Information Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of SPAR Group, Inc., a Delaware corporation ("SGRP" or the "Corporation", and together with its subsidiaries, the "SPAR" or the "Company"), for use at the Special Meeting of Stockholders originally scheduled to take place on April 23, 2020 and which has been adjourned until Thursday, April 30, 2020, at 12:00 p.m., Eastern Time or such later date as determined by the Board and disclosed in SGRP’s future Securities and Exchange Commission (“SEC”) filings (the "Special Meeting"), and any further adjournment or postponement thereof. The Proxy Statement/Information Statement and the form of proxy to be utilized at the Special Meeting were first mailed or delivered to the stockholders of SGRP on or about April 3, 2020, as filed on April 3, 2020 with the SEC.

Novel Coronavirus (COVID-19) Outbreak:

In compliance with the orders of the Governor of the State of New York as a result of the Novel Coronavirus (COVID-19) outbreak, the stockholders of SGRP will NOT be permitted to attend the Special Meeting in person, but they will still be able to attend by proxy or vote electronically as described in this Supplement to the Proxy/Information Statement. You will be able to attend and participate in the Special Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting: www.meetingcenter.io/225911046 at the meeting date and time described in the accompanying proxy statement/information statement. The password for the meeting is SGRP2020. There is no physical location for the Special Meeting.

Removal of Certain Proposals to be Voted Upon at the Special Meeting

At the request of Robert G Brown on behalf of the stockholders who requested the Special Meeting, the following proposals set forth in the Company’s proxy materials filed with the SEC on April 3, 2020, will no longer be submitted for a vote by the Company’s stockholders at the Special Meeting:

1. To consider and vote on the stockholder proposal to remove Arthur B. Drogue, currently one of five independent directors and Chairman of SGRP, from the Board, without cause, effective immediately;

2. To consider and vote on the stockholder proposal to remove R. Eric McCarthey, currently one of five independent directors of SGRP and Chairman of its Governance Committee (as of 3-1-2020), from the Board, without cause, effective immediately; and

3. To consider and approve the stockholder proposed Amendment No. 1 to SGRP's current By-Laws to reduce the previously agreed upon period of time during which the Board may exclusively fill any vacancies on the Board from 90 days to 30 days.

Accordingly, any votes cast for or against the above-referenced proposals at the Special Meeting will not be counted. Proposals 4, 5, 6 and 7 as set forth in the Company’s Proxy Statement/Information Statement filed with the SEC on April 3, 2020 will be voted on by the Company’s stockholders at the Special Meeting.

Instruction/Q&A

Further details and frequently asked questions regarding the Special Meeting are available on the Company’s Investor Relations website at https://investors.sparinc.com/.